UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 10, 2018

REVANCE THERAPEUTICS, INC.
(Exact name of registrant as specified in its charter)

DELAWARE	001-36297	75-0551645
(State of incorporation)	(Commission File No.)	(IRS Employer Identification No.)
Revance Therapeutics, Inc.
7555 Gateway Boulevard
Newark, California 94560
(Address of principal executive offices and zip code)
Registrant’s telephone number, including area code: (510) 742-3400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 5.02	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

On October 10, 2018, the Board of Directors of Revance Therapeutics, Inc. (the “Company”) appointed Tobin C. Schilke as the Company’s Chief Financial Officer and principal financial officer effective as of November 5, 2018, which is expected to be Mr. Schilke’s employment start date.

Prior to joining the Company, Mr. Schilke, age 43, served as Chief Financial Officer of Achaogen, Inc. from July 2016 through October 2018. Prior to that, he spent 13 years at Roche/Genentech in a variety of finance and operational roles, including Chief Financial Officer of Roche Products Limited in the United Kingdom, Director of Commercial FP&A for Genentech's BioOncology business and M&A Project Manager. Mr. Schilke holds a B.S. in Chemical Engineering from Lafayette College, M.S. in Chemical Engineering from University of California, Berkeley and M.B.A. from Cornell University.

The Company has entered into an executive employment agreement with Mr. Schilke (the “Employment Agreement”), pursuant to which Mr. Schilke will receive a signing bonus of $50,000, an annual base salary of $405,000 and an annual target bonus of 45% of his base salary. As an officer of the Company, Mr. Schilke will also be eligible for severance under the Company’s Executive Severance Benefit Plan, as amended.

In connection with the Employment Agreement, the Compensation Committee of the Board of Directors of the Company approved the grant of inducement awards to Mr. Schilke pursuant to Rule 5635(c)(4) of the Nasdaq Listing Rules. Effective as of his employment start date, Mr. Schilke will receive a stock option to purchase 100,000 shares of the Company’s common stock and 18,000 shares of restricted common stock of the Company pursuant to the Company’s Amended and Restated 2014 Inducement Plan. The stock option award will have an exercise price equal to the closing price of the Company’s common stock on the Nasdaq Global Market on Mr. Schilke’s employment start date and will vest monthly over a period of four years, with 25% vesting on the one-year anniversary of his start date and the balance vesting monthly over the remaining three years. The restricted common stock award will vest over a period of four years starting on December 15, 2018, with 25% vesting annually.

There is no arrangement or understanding between Mr. Schilke and any other person pursuant to which he was selected as an officer of the Company, and there are no family relationships between Mr. Schilke and any of the Company’s directors or executive officers. There are no transactions to which the Company is a party and in which Mr. Schilke has a direct or indirect material interest that would be required to be disclosed under Item 404(a) of Regulation S-K.

Cyril Allouche, the Company’s Head of Finance and Corporate Controller, has been serving as the principal financial officer on an interim basis since June 2018 and will step down from that position effective as of Mr. Schilke’s employment start date, but will continue to serve as the Company’s principal accounting officer.

The foregoing description of the terms of Mr. Schilke’s employment is not complete and is qualified in its entirety by reference to the complete text of the Employment Agreement, a copy of which will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarter ending September 30, 2018.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 11, 2018	Revance Therapeutics, Inc.

	By:	/s/ Caryn McDowell
Caryn McDowell
Senior Vice President, General Counsel & Corporate Secretary